UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of report (Date of earliest event reported)

                                January 13, 2005

                                VTEX Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                   000-22661                        76-0582614
           (Commission File Number)       (IRS Employer Identification No.)

                        8303 Southwest Freeway, Suite 950
                              Houston, Texas 77074
              (Address of Principal Executive Offices and Zip code)

                                 (713) 773-3284
              (Registrant's Telephone Number, Including Area Code)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.


     On January 13, 2005, VTEX Energy, Inc. (VTEX) reached a definitive agreement on terms and conditions with a Houston based investment partner, ARCOA Oil & Gas, Inc. (ARCOA), to acquire an interest in and provide funding for completion of the development of VTEX's proven non producing properties commencing with a three well workover program at VTEX's Bateman Lake property. Consideration to VTEX will be up to $2.5 million with the ability to increase the sales amount to $3 million under certain circumstances. The agreement further provides ARCOA with a right of first refusal to participate in any future venture to develop additional VTEX oil and gas properties, including its Bateman Lake and Mustang Island properties. This transaction is subject to completion of documentation and requisite approvals, if any.


Item 9.01 Financial Statements and Exhibits.

         The following document is filed as an exhibit to this report:

Exhibit 10.1: Purchase and Sale Agreement Between VTEX Energy, Inc. as Assignor and ARCOA Oil & Gas, Inc. as Assignee. Dated January 13, 2005.

                                    SIGNATURE

     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       VTEX ENERGY, INC.



Date: January 13, 2005            By:  /s/ Randal B. McDonald, Jr.
                                       ---------------------------
                                       Randal B. McDonald, Jr.
                                       Chief Financial Officer





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